John Cummings
Salesforce
Investor Relations
415-778-4188
jcummings@salesforce.com

Chi Hea Cho
Salesforce
Public Relations
415-281-5304
chcho@salesforce.com

Salesforce Announces Fiscal 2016 Second Quarter Results

•	Quarterly Revenue of $1.63 Billion, up 24% Year-Over-Year, 28% in Constant Currency

•	Deferred Revenue of $3.03 Billion, up 29% Year-Over-Year, 33% in Constant Currency

•	Unbilled Deferred Revenue of Approximately $6.2 Billion, up 24% Year-Over-Year

•	Operating Cash Flow of $304 Million, up 24% Year-Over-Year

•	Initiates Third Quarter Revenue Guidance of $1.69 Billion to $1.70 Billion

•	Raises FY16 Revenue Guidance to $6.60 Billion to $6.625 Billion

SAN FRANCISCO, Calif. - August 20, 2015 - Salesforce (NYSE: CRM), the Customer Success Platform and world’s #1 CRM company, today announced results for its fiscal second quarter ended July 31, 2015.

“Salesforce has now blown past the $6.5 billion annual revenue run rate faster than any other enterprise software company, and we are once again raising our fiscal year 2016 revenue guidance to $6.625 billion at the high end of our range,” said Marc Benioff, Chairman and CEO, Salesforce. “That puts us on pace to reach a $7 billion run rate later this year, and our goal is to be the fastest to reach $10 billion in annual revenue.”

“In addition to delivering outstanding top-line growth in the second quarter, we also expanded our year-over-year non-GAAP operating margin for the fifth consecutive quarter,” said Mark Hawkins, CFO, Salesforce. “We also delivered more than $1 billion in operating cash flow in the first half of the year, an increase of 44% over last year.”

Salesforce delivered the following results for its fiscal second quarter 2016:

Revenue: Total Q2 revenue was $1.63 billion, an increase of 24% year-over-year, and 28% in constant currency. Subscription and support revenues were $1.52 billion, an increase of 23% year-over-year. Professional services and other revenues were $113 million, an increase of 32% year-over-year.

Earnings per Share: Q2 GAAP earnings per share was approximately $0.00, and non-GAAP diluted earnings per share was $0.19.

Cash: Cash generated from operations for the fiscal second quarter was $304 million, an increase of 24% year-over-year. Total cash, cash equivalents and marketable securities finished the quarter at $2.07 billion.

Deferred Revenue: Deferred revenue on the balance sheet as of July 31, 2015 was $3.03 billion, an increase of 29% year-over-year, and 33% in constant currency. Unbilled deferred revenue, representing business that is contracted but unbilled and off balance sheet, ended the quarter at approximately $6.2 billion, up 24% year-over-year.

As of August 20, 2015, the company is initiating revenue, earnings per share, and deferred revenue guidance for its third quarter of fiscal year 2016. In addition, the company is raising its full fiscal year 2016 revenue and earnings per share guidance previously provided on May 20, 2015.

Q3 FY16 Guidance: Revenue for the company’s third fiscal quarter is projected to be approximately $1.69 billion to $1.70 billion, an increase of 22% to 23% year-over-year.

GAAP loss per share is expected to be in the range of ($0.02) to ($0.01), while diluted non-GAAP earnings per share is expected to be in the range of $0.18 to $0.19.

On balance sheet deferred revenue growth for the third fiscal quarter is projected to be in the mid-20s percentages year-over-year.

Full Year FY16 Guidance: Revenue for the company’s full fiscal year 2016 is projected to be approximately $6.60 billion to $6.625 billion, an increase of 23% year-over-year.

GAAP loss per share is expected to be in the range of ($0.17) to ($0.15), while diluted non-GAAP earnings per share is expected to be in the range of $0.70 to $0.72.

Operating cash flow growth for the company’s full fiscal year 2016 is projected to be approximately 24% to 25% year-over-year.

The following is a per share reconciliation of GAAP earnings per share to diluted non-GAAP earnings per share guidance for the next quarter and full fiscal year:

For additional information regarding non-GAAP financial measures see the reconciliation of results and related explanations below.

Quarterly Conference Call

Salesforce will host a conference call at 2:00 p.m. (PT) / 5:00 p.m. (ET) today to discuss its financial results with the investment community. A live web broadcast of the event will be available on the Salesforce Investor Relations website at www.salesforce.com/investor. A live dial-in is available domestically at 866-901-SFDC or 866-901-7332 and internationally at 706-902-1764, passcode 97654633.  A replay will be available at (800) 585-8367 or (855) 859-2056 until midnight (ET) Sept. 18, 2015.

About Salesforce
Salesforce, the Customer Success Platform and world's #1 CRM company, empowers companies to connect with their customers in a whole new way. Salesforce has headquarters in San Francisco, with offices in Europe and Asia, and trades on the New York Stock Exchange under the ticker symbol "CRM." For more information about Salesforce, visit: www.salesforce.com.

###

"Safe harbor" statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements about our financial results, which may include expected GAAP and non-GAAP financial and other operating and non-operating results, including revenue, net income (loss), earnings per share, operating cash flow growth, expected revenue run rate, expected tax rates, stock-based compensation expenses, amortization of purchased intangibles, amortization of acquired leases and debt discount, non-cash interest expense and gains/losses on the conversions of debt, gains/losses on the sales of land and building improvements, termination of operating lease, shares outstanding, and changes in deferred tax asset valuation allowances. The achievement or success of the matters covered by such forward-looking statements involves risks, uncertainties and assumptions. If any such risks or uncertainties materialize or if any of the assumptions prove incorrect, the company’s results could differ materially from the results expressed or implied by the forward-looking statements we make.

The risks and uncertainties referred to above include -- but are not limited to -- risks associated with possible fluctuations in the company’s financial and operating results; the company’s rate of growth and anticipated revenue run rate, including the company’s ability to convert deferred revenue and unbilled deferred revenue into revenue and, as appropriate, cash flow, and the continued growth and ability to maintain deferred revenue and unbilled deferred revenue; errors, interruptions or delays in the company’s service or the company’s Web hosting; breaches of the company’s security measures; the financial impact of any previous and future acquisitions; the nature of the company’s business model; the company’s ability to continue to release, and gain customer acceptance of, new and improved versions of the company’s service; successful customer deployment and utilization of the company’s existing and future services; changes in the company’s sales cycle; competition; various financial aspects of the company’s subscription model; unexpected increases in attrition or decreases in new business; the company’s ability to realize benefits from strategic partnerships and strategic investments; the emerging markets in which the company operates; unique aspects of entering or expanding in international markets, the company’s ability to hire, retain and motivate employees and manage the company’s growth; changes in the company’s customer base; technological developments; regulatory developments; litigation related to intellectual property and other matters, and any related claims, negotiations and settlements; unanticipated changes in the company’s effective tax rate; factors affecting the company’s outstanding convertible notes and revolving credit facility; fluctuations in the number of shares we have outstanding and the price of such shares; foreign currency exchange rates; collection of receivables; interest rates; factors affecting our deferred tax assets and ability to value and utilize them, including the timing of when we once again achieve profitability on a pre-tax basis; the potential negative impact of indirect tax exposure; the risks and expenses associated with the company’s real estate and office facilities space; and general developments in the economy, financial markets, and credit markets.

Further information on these and other factors that could affect the company’s financial results is included in the reports on Forms 10-K, 10-Q and 8-K and in other filings we make with the Securities and Exchange Commission from time to time. These documents are available on the SEC Filings section of the Investor Information section of the company’s website at www.salesforce.com/investor.

Salesforce.com, inc. assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

© 2015 salesforce.com, inc.  All rights reserved.  Salesforce, Sales Cloud, Service Cloud, Marketing Cloud, AppExchange, Salesforce1, and others are trademarks of salesforce.com, inc.  Other brands featured herein may be trademarks of their respective owners.

###

salesforce.com, inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(Unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2015	2014	2015	2014
Revenues:
Subscription and support	$1,521,319	$1,232,587	$2,926,606	$2,379,893
Professional services and other	113,365	85,964	219,245	165,430
Total revenues	1,634,684	1,318,551	3,145,851	2,545,323
Cost of revenues (1)(2):
Subscription and support	292,737	218,918	566,978	427,865
Professional services and other	112,647	88,913	220,208	172,271
Total cost of revenues	405,384	307,831	787,186	600,136
Gross profit	1,229,300	1,010,720	2,358,665	1,945,187
Operating expenses (1)(2):
Research and development	234,100	203,109	456,228	391,467
Marketing and sales	793,691	671,958	1,530,629	1,311,313
General and administrative	181,685	169,087	357,496	331,182
Operating lease termination resulting from purchase of 50 Fremont, net	0	0	(36,617)	0
Total operating expenses	1,209,476	1,044,154	2,307,736	2,033,962
Income (loss) from operations	19,824	(33,434)	50,929	(88,775)
Investment income	3,283	2,655	7,844	4,433
Interest expense	(18,096)	(18,314)	(34,771)	(38,673)
Other income (expense) (1)(3)	1,947	(3,876)	1,029	(14,723)
Income (loss) before provisions for income taxes	6,958	(52,969)	25,031	(137,738)
Provisions for income taxes	(7,810)	(8,119)	(21,791)	(20,261)
Net income (loss)	$(852)	$(61,088)	$3,240	$(157,999)
Basic net income (loss) per share	$0.00	$(0.10)	$0.00	$(0.26)
Diluted net income (loss) per share	$0.00	$(0.10)	$0.00	$(0.26)
Shares used in computing basic net income (loss) per share	659,366	617,016	656,636	614,797
Shares used in computing diluted net income (loss) per share	659,366	617,016	672,231	614,797

(1)	Amounts include amortization of purchased intangibles from business combinations, as follows:

	Three Months Ended July 31,		Six Months Ended July 31,
	2015	2014	2015	2014
Cost of revenues	$20,839	$21,271	$40,529	$49,943
Marketing and sales	19,002	14,648	39,029	29,613
Other non-operating expense	1,301	0	2,116	0

(2)	Amounts include stock-based expense, as follows:

	Three Months Ended July 31,		Six Months Ended July 31,
	2015	2014	2015	2014
Cost of revenues	$16,340	$12,977	$31,721	$24,787
Research and development	33,732	33,112	64,974	60,396
Marketing and sales	71,724	70,485	142,258	137,618
General and administrative	25,983	25,837	51,386	50,702
(3) Amount includes approximately $8.5 million loss on conversions of our convertible 0.75% senior notes due January 2015 recognized during the six months ended July 31, 2014.

salesforce.com, inc.
Condensed Consolidated Statements of Operations
(As a percentage of total revenues)
(Unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2015	2014	2015	2014
Revenues:
Subscription and support	93%	93%	93%	94%
Professional services and other	7	7	7	6
Total revenues	100	100	100	100
Cost of revenues (1)(2):
Subscription and support	18	17	18	17
Professional services and other	7	6	7	7
Total cost of revenues	25	23	25	24
Gross profit	75	77	75	76
Operating expenses (1)(2):
Research and development	14	16	14	15
Marketing and sales	49	51	49	51
General and administrative	11	13	11	13
Operating lease termination resulting from purchase of 50 Fremont, net	0	0	(1)	0
Total operating expenses	74	80	73	79
Income (loss) from operations	1	(3)	2	(3)
Investment income	0	0	0	0
Interest expense	(1)	(1)	(1)	(1)
Other income (expense) (1)	0	0	0	(1)
Income (loss) before provisions for income taxes	0	(4)	1	(5)
Provisions for income taxes	0	(1)	(1)	(1)
Net income (loss)	0%	(5)%	0%	(6)%

(1)	Amortization of purchased intangibles from business combinations as a percentage of total revenues, as follows:

	Three Months Ended July 31,		Six Months Ended July 31,
	2015	2014	2015	2014
Cost of revenues	1%	2%	1%	2%
Marketing and sales	1	1	1	1
Other non-operating expense	0	0	0	0

(2)	Stock-based expense as a percentage of total revenues, as follows:

	Three Months Ended July 31,		Six Months Ended July 31,
	2015	2014	2015	2014
Cost of revenues	1%	1%	1%	1%
Research and development	2	3	2	2
Marketing and sales	4	5	4	5
General and administrative	2	2	2	2

salesforce.com, inc.
Condensed Consolidated Balance Sheets
(in thousands)

	July 31, 2015	January 31, 2015
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$1,089,351	$908,117
Short-term marketable securities	81,118	87,312
Accounts receivable, net	1,067,799	1,905,506
Deferred commissions	211,314	225,386
Prepaid expenses and other current assets	330,291	280,554
Land and building improvements held for sale	136,914	143,197
Total current assets	2,916,787	3,550,072
Marketable securities, noncurrent	896,494	894,855
Property and equipment, net	1,725,184	1,125,866
Deferred commissions, noncurrent	143,871	162,796
Capitalized software, net	414,035	433,398
Goodwill	3,804,288	3,782,660
Strategic investments	477,886	175,774
Other assets, net	415,432	452,546
Restricted cash	0	115,015
Total assets	$10,793,977	$10,692,982
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable, accrued expenses and other liabilities	$1,098,054	$1,103,335
Deferred revenue	3,014,940	3,286,768
Total current liabilities	4,112,994	4,390,103
Convertible 0.25% senior notes, net	1,082,799	1,070,692
Loan assumed on 50 Fremont	198,813	0
Revolving credit facility	0	300,000
Deferred revenue, noncurrent	20,051	34,681
Other noncurrent liabilities	843,517	922,323
Total liabilities	6,258,174	6,717,799
Stockholders’ equity:
Common stock	660	651
Additional paid-in capital	5,165,892	4,604,485
Accumulated other comprehensive loss	(28,144)	(24,108)
Accumulated deficit	(602,605)	(605,845)
Total stockholders’ equity	4,535,803	3,975,183
Total liabilities and stockholders’ equity	$10,793,977	$10,692,982

salesforce.com, inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(Unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2015	2014	2015	2014
Operating activities:
Net income (loss)	$(852)	$(61,088)	$3,240	$(157,999)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	131,675	107,596	259,602	218,404
Amortization of debt discount and transaction costs	7,291	9,949	13,152	21,740
50 Fremont lease termination, net	0	0	(36,617)	0
Loss on conversions of convertible senior notes	0	361	0	8,890
Amortization of deferred commissions	76,679	61,300	153,834	121,155
Expenses related to employee stock plans	147,779	142,411	290,339	273,503
Excess tax benefits from employee stock plans	133	6,815	(4,091)	(2,226)
Changes in assets and liabilities, net of business combinations:
Accounts receivable, net	(141,418)	(150,168)	837,752	526,514
Deferred commissions	(70,745)	(65,846)	(120,837)	(106,742)
Prepaid expenses and other current assets and other assets	(18,072)	23,636	(29,346)	27,913
Accounts payable, accrued expenses and other liabilities	193,771	142,638	(45,301)	(42,961)
Deferred revenue	(21,830)	28,289	(286,459)	(169,211)
Net cash provided by operating activities	304,411	245,893	1,035,268	718,980
Investing activities:
Business combinations, net of cash acquired	(18,451)	0	(30,921)	0
Purchase of 50 Fremont land and building	0	0	(425,376)	0
Deposit for purchase of 50 Fremont land and building	0	0	115,015	0
Non-refundable amounts received for sale of land available for sale	3,432	1,000	6,284	31,000
Strategic investments	(150,434)	(18,807)	(294,896)	(35,053)
Purchases of marketable securities	(136,196)	(284,928)	(343,421)	(535,464)
Sales of marketable securities	130,922	71,073	323,106	150,385
Maturities of marketable securities	1,833	16,762	16,279	23,960
Capital expenditures	(64,883)	(71,576)	(135,970)	(131,674)
Net cash used in investing activities	(233,777)	(286,476)	(769,900)	(496,846)
Financing activities:
Proceeds from employee stock plans	114,799	61,429	269,814	135,224
Excess tax benefits from employee stock plans	(133)	(6,815)	4,091	2,226
Payments on convertible senior notes	0	(13,692)	0	(297,584)
Principal payments on capital lease obligations	(41,074)	(40,341)	(57,899)	(50,935)
Payments on revolving credit facility and term loan	0	(7,500)	(300,000)	(15,000)
Net cash provided by (used in) financing activities	73,592	(6,919)	(83,994)	(226,069)
Effect of exchange rate changes	3,169	(5,664)	(140)	(2,975)
Net increase (decrease) in cash and cash equivalents	147,395	(53,166)	181,234	(6,910)
Cash and cash equivalents, beginning of period	941,956	827,891	908,117	781,635
Cash and cash equivalents, end of period	$1,089,351	$774,725	$1,089,351	$774,725

salesforce.com, inc.
Additional Metrics
(Unaudited)

	Jul 31, 2015	Apr 30, 2015	Jan 31, 2015	Oct 31, 2014	Jul 31, 2014	Apr 30, 2014
Full Time Equivalent Headcount	17,622	16,852	16,227	15,458	15,145	14,239
Financial data (in thousands):
Cash, cash equivalents and marketable securities	$2,066,963	$1,922,476	$1,890,284	$1,827,277	$1,671,758	$1,529,888
Strategic investments	$477,886	$318,716	$175,774	$132,150	$120,289	$102,439
Deferred revenue, current and noncurrent	$3,034,991	$3,056,820	$3,321,449	$2,223,977	$2,352,904	$2,324,615
Unbilled deferred revenue, a non-GAAP measure (1)	$6,200,000	$6,000,000	$5,700,000	$5,400,000	$5,000,000	$4,800,000
Principal due on our outstanding debt obligations	$1,350,000	$1,350,000	$1,450,000	$1,631,635	$1,691,280	$1,712,472
(1) Unbilled deferred revenue represents future billings under our non-cancelable subscription agreements that have not been invoiced and, accordingly, are not recorded in deferred revenue.

Selected Balance Sheet Accounts (in thousands):

	July 31, 2015	April 30, 2015	January 31, 2015
Prepaid Expenses and Other Current Assets
Deferred income taxes, net	$45,032	$44,342	$35,528
Prepaid income taxes	20,763	21,362	21,514
Customer contract asset (1)	6,172	10,492	16,620
Other taxes receivable	28,625	25,592	27,540
Prepaid expenses and other current assets	229,699	209,195	179,352
	$330,291	$310,983	$280,554
Property and Equipment, net
Land	$183,888	$183,888	$0
Buildings	581,036	572,164	125,289
Computers, equipment and software	1,231,106	1,203,411	1,171,762
Furniture and fixtures	77,240	75,726	71,881
Leasehold improvements	419,040	394,674	376,761
	2,492,310	2,429,863	1,745,693
Less accumulated depreciation and amortization	(767,126)	(692,769)	(619,827)
	$1,725,184	$1,737,094	$1,125,866
Capitalized Software, net
Capitalized internal-use software development costs, net of accumulated amortization	$109,022	$102,430	$96,617
Acquired developed technology, net of accumulated amortization	305,013	318,893	336,781
	$414,035	$421,323	$433,398
Other Assets, net
Deferred income taxes, noncurrent, net	$8,576	$8,930	$9,275
Long-term deposits	18,627	19,163	19,715
Purchased intangible assets, net of accumulated amortization	296,861	317,565	329,971
Acquired intellectual property, net of accumulated amortization	13,868	15,595	15,879
Customer contract asset (1)	136	407	1,447
Other	77,364	74,002	76,259
	$415,432	$435,662	$452,546

(1)
Customer contract asset reflects future billings of amounts that are contractually committed by ExactTarget’s existing customers as of the acquisition date in July 2013 that will be billed in the next 12 months. As the Company bills these customers this balance will reduce and accounts receivable will increase.

	July 31, 2015	April 30, 2015	January 31, 2015
Accounts Payable, Accrued Expenses and Other Liabilities
Accounts payable	$99,286	$60,227	$95,537
Accrued compensation	345,833	308,589	457,102
Accrued other liabilities	462,573	380,227	321,032
Accrued income and other taxes payable	131,475	128,734	184,844
Accrued professional costs	28,781	27,814	16,889
Customer liability, current (2)	9,645	10,561	13,084
Accrued rent	12,933	11,953	14,847
Financing obligation, building in progress-leased facility, current	7,528	0	0
	$1,098,054	$928,105	$1,103,335
Other Noncurrent Liabilities
Deferred income taxes and income taxes payable	$111,294	$106,499	$94,396
Customer liability, noncurrent (2)	97	288	1,026
Financing obligation, building in progress - leased facility	157,562	145,255	125,289
Long-term lease liabilities and other	574,564	618,009	701,612
	$843,517	$870,051	$922,323

(2)	Customer liability reflects the legal obligation to provide future services that were contractually committed by ExactTarget’s existing customers but unbilled as of July 2013.
Supplemental Revenue Analysis

Subscription and support revenue by cloud service offering (in millions):	Three Months Ended July 31,		Six Months Ended July 31,
	2015	2014	2015	2014
Sales Cloud	$671.0	$610.1	$1,301.4	$1,186.7
Service Cloud	445.2	318.7	852.9	613.5
Salesforce1 Platform and Other	247.2	181.4	471.2	346.3
Marketing Cloud	157.9	122.4	301.1	233.4
	$1,521.3	$1,232.6	$2,926.6	$2,379.9

	Three Months Ended July 31,		Six Months Ended July 31,
	2015	2014	2015	2014
Total revenues by geography (in thousands):
Americas	$1,202,173	$940,946	$2,317,293	$1,817,323
Europe	286,904	246,532	545,709	477,342
Asia Pacific	145,607	131,073	282,849	250,658
	$1,634,684	$1,318,551	$3,145,851	$2,545,323
As a percentage of total revenues:
Total revenues by geography:
Americas	74%	71%	74%	71%
Europe	17	19	17	19
Asia Pacific	9	10	9	10
	100%	100%	100%	100%

Revenue constant currency growth rates (as compared to the comparable prior periods)	Three Months Ended July 31, 2015 compared to Three Months Ended July 31, 2014	Three Months Ended April 30, 2015 compared to Three Months Ended April 30, 2014	Three Months Ended July 31, 2014 compared to Three Months Ended July 31, 2013
Americas	28%	27%	39%
Europe	29%	28%	36%
Asia Pacific	25%	27%	27%
Total growth	28%	27%	37%
We present constant currency information to provide a framework for assessing how our underlying business performed excluding the effect of foreign currency rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars at the weighted average exchange rate for the quarter being compared to for growth rate calculations presented, rather than the actual exchange rates in effect during that period.

	July 31, 2015 compared to July 31, 2014	April 30, 2015 compared to April 30, 2014	January 31, 2015 compared to January 31, 2014
Deferred revenue, current and noncurrent constant currency growth rates (as compared to the comparable prior periods)
Total growth	33%	36%	35%

We present constant currency information for deferred revenue, current and noncurrent to provide a framework for assessing how our underlying business performed excluding the effects of foreign currency rate fluctuations.  To present the information above, we convert the deferred revenue balances in local currencies in previous comparable periods using the United States dollar currency exchange rate as on the most recent balance sheet date.

Supplemental Diluted Share Count Information
(share data in thousands)

	Three Months Ended July 31,		Six Months Ended July 31,
	2015	2014	2015	2014
Weighted-average shares outstanding for GAAP basic earnings per share	659,366	617,016	656,636	614,797
Effect of dilutive securities (1):
Convertible senior notes (2)	1,456	7,698	728	8,097
Warrants associated with the convertible senior note hedges (2)	0	12,066	0	12,643
Employee stock awards	11,805	11,010	14,867	12,819
Adjusted weighted-average shares outstanding and assumed conversions for Non-GAAP diluted earnings per share	672,627	647,790	672,231	648,356

(1)
The effects of these dilutive securities were not included in the GAAP calculation of diluted net loss per share for the three months ended July 31, 2015 and 2014 and six months ended July 31, 2014 because the effect would have been anti-dilutive.

(2)
Upon maturity in fiscal 2015, the convertible 0.75% senior notes and associated warrants were settled. The 0.25% senior notes were not convertible, however there is a dilutive effect for shares outstanding for the three and six months ended July 31, 2015.

Supplemental Cash Flow Information
Free cash flow analysis, a non-GAAP measure
(in thousands)

	Three Months Ended July 31,		Six Months Ended July 31,
	2015	2014	2015	2014
Operating cash flow
GAAP net cash provided by operating activities	$304,411	$245,893	$1,035,268	$718,980
Less:
Capital expenditures	(64,883)	(71,576)	(135,970)	(131,674)
Free cash flow	$239,528	$174,317	$899,298	$587,306
Our free cash flow analysis includes GAAP net cash provided by operating activities less capital expenditures. The capital expenditures balance does not include any costs related to the purchase and activities related to the purchase of 50 Fremont, which includes the underlying land, building in progress - leased facilities and strategic investments.
Comprehensive Loss
(in thousands)
(Unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2015	2014	2015	2014
Net income (loss)	$(852)	$(61,088)	$3,240	$(157,999)
Other comprehensive loss, before tax and net of reclassification adjustments:
Foreign currency translation and other (losses)	(5,391)	(5,299)	(7,246)	(2,184)
Unrealized gains (loss) on investments	5,599	1,164	3,210	(4,333)
Other comprehensive gain (loss), before tax	208	(4,135)	(4,036)	(6,517)
Tax effect	0	0	0	0
Other comprehensive gain (loss), net of tax	208	(4,135)	(4,036)	(6,517)
Comprehensive loss	$(644)	$(65,223)	$(796)	$(164,516)

salesforce.com, inc.
GAAP RESULTS RECONCILED TO NON-GAAP RESULTS
The following table reflects selected GAAP results reconciled to non-GAAP results.
(in thousands, except per share data)
(Unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2015	2014	2015	2014
Gross profit
GAAP gross profit	$1,229,300	$1,010,720	$2,358,665	$1,945,187
Plus:
Amortization of purchased intangibles (a)	20,839	21,271	40,529	49,943
Stock-based expense (b)	16,340	12,977	31,721	24,787
Non-GAAP gross profit	$1,266,479	$1,044,968	$2,430,915	$2,019,917
Operating expenses
GAAP operating expenses	$1,209,476	$1,044,154	$2,307,736	$2,033,962
Less:
Amortization of purchased intangibles (a)	(19,002)	(14,648)	(39,029)	(29,613)
Stock-based expense (b)	(131,439)	(129,434)	(258,618)	(248,716)
Plus:
Operating lease termination resulting from purchase of 50 Fremont, net	0	0	36,617	0
Non-GAAP operating expenses	$1,059,035	$900,072	$2,046,706	$1,755,633
Income from operations
GAAP income (loss) from operations	$19,824	$(33,434)	$50,929	$(88,775)
Plus:
Amortization of purchased intangibles (a)	39,841	35,919	79,558	79,556
Stock-based expense (b)	147,779	142,411	290,339	273,503
Less:
Operating lease termination resulting from purchase of 50 Fremont, net	0	0	(36,617)	0
Non-GAAP income from operations	$207,444	$144,896	$384,209	$264,284
Non-operating loss (c)
GAAP non-operating loss	$(12,866)	$(19,535)	$(25,898)	$(48,963)
Plus:
Amortization of debt discount, net	6,110	9,216	12,169	20,200
Amortization of acquired lease intangible	1,301	0	2,116	0
Loss on conversion of debt	0	361	0	8,890
Non-GAAP non-operating loss	$(5,455)	$(9,958)	$(11,613)	$(19,873)
Net income
GAAP net income (loss)	$(852)	$(61,088)	$3,240	$(157,999)
Plus:
Amortization of purchased intangibles (a)	39,841	35,919	79,558	79,556
Amortization of acquired lease intangible	1,301	0	2,116	0
Stock-based expense (b)	147,779	142,411	290,339	273,503
Amortization of debt discount, net	6,110	9,216	12,169	20,200
Loss on conversion of debt	0	361	0	8,890
Less:
Operating lease termination resulting from purchase of 50 Fremont, net	0	0	(36,617)	0
Income tax effects and adjustments	(65,916)	(41,134)	(114,207)	(68,949)
Non-GAAP net income	$128,263	$85,685	$236,598	$155,201

	Three Months Ended July 31,		Six Months Ended July 31,
	2015	2014	2015	2014
Diluted earnings per share
GAAP diluted income (loss) per share (d)	$0.00	$(0.10)	$0.00	$(0.26)
Plus:
Amortization of purchased intangibles	0.06	0.06	0.12	0.12
Amortization of acquired lease intangible	0.00	0.00	0.00	0.00
Stock-based expense	0.22	0.22	0.43	0.42
Amortization of debt discount, net	0.01	0.01	0.02	0.03
Loss on conversion of debt	0.00	0.00	0.00	0.01
Less:
Operating lease termination resulting from purchase of 50 Fremont, net	0.00	0.00	(0.05)	0.00
Income tax effects and adjustments	(0.10)	(0.06)	(0.17)	(0.08)
Non-GAAP diluted earnings per share	$0.19	$0.13	$0.35	$0.24
Shares used in computing diluted net income per share	672,627	647,790	672,231	648,356

a)	Amortization of purchased intangibles were as follows:

	Three Months Ended July 31,		Six Months Ended July 31,
	2015	2014	2015	2014
Cost of revenues	$20,839	$21,271	$40,529	$49,943
Marketing and sales	19,002	14,648	39,029	29,613
	$39,841	$35,919	$79,558	$79,556

b)	Stock-based expense was as follows:

	Three Months Ended July 31,		Six Months Ended July 31,
	2015	2014	2015	2014
Cost of revenues	$16,340	$12,977	$31,721	$24,787
Research and development	33,732	33,112	64,974	60,396
Marketing and sales	71,724	70,485	142,258	137,618
General and administrative	25,983	25,837	51,386	50,702
	$147,779	$142,411	$290,339	$273,503

c)	Non-operating income (loss) consists of investment income, interest expense and other expense.

d)
Reported GAAP loss per share was calculated using the basic share count and reported GAAP income per share was calculated using the diluted share count. Non-GAAP diluted earnings per share was calculated using the diluted share count.

salesforce.com, inc.
COMPUTATION OF BASIC AND DILUTED GAAP AND NON-GAAP NET INCOME (LOSS) PER SHARE
(in thousands, except per share data)
(Unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2015	2014	2015	2014
GAAP Basic Net Income (loss) Per Share
Net income (loss)	$(852)	$(61,088)	$3,240	$(157,999)
Basic net income (loss) per share	$0.00	$(0.10)	$0.00	$(0.26)
Shares used in computing basic net income (loss) per share	659,366	617,016	656,636	614,797
	Three Months Ended July 31,		Six Months Ended July 31,
	2015	2014	2015	2014
Non-GAAP Basic Net Income Per Share
Non-GAAP net income	$128,263	$85,685	$236,598	$155,201
Basic Non-GAAP net income per share	$0.19	$0.14	$0.36	$0.25
Shares used in computing basic net income per share	659,366	617,016	656,636	614,797
	Three Months Ended July 31,		Six Months Ended July 31,
	2015	2014	2015	2014
GAAP Diluted Net Income (loss) Per Share
Net income (loss)	$(852)	$(61,088)	$3,240	$(157,999)
Diluted net income (loss) per share	$0.00	$(0.10)	$0.00	$(0.26)
Shares used in computing diluted net income (loss) per share	659,366	617,016	672,231	614,797
	Three Months Ended July 31,		Six Months Ended July 31,
	2015	2014	2015	2014
Non-GAAP Diluted Net Income Per Share
Non-GAAP net income	$128,263	$85,685	$236,598	$155,201
Diluted Non-GAAP net income per share	$0.19	$0.13	$0.35	$0.24
Shares used in computing diluted net income per share	672,627	647,790	672,231	648,356

Non-GAAP Financial Measures: This press release includes information about non-GAAP earnings per share and non-GAAP tax rates (collectively the “non-GAAP financial measures”). These non-GAAP financial measures are measurements of financial performance that are not prepared in accordance with U.S. generally accepted accounting principles and computational methods may differ from those used by other companies. Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with the company’s consolidated financial statements prepared in accordance with GAAP. Management uses both GAAP and non-GAAP measures when planning, monitoring, and evaluating the company’s performance.

The primary purpose of using non-GAAP measures is to provide supplemental information that may prove useful to investors who wish to consider the impact of certain non-cash or non-recurring items, such as certain one-time charges, on the company’s operating performance. While strategic decisions, such as those related to the issuance of equity awards (resulting in stock-based compensation), mergers and acquisitions, real estate activity or the issuance of debt securities, are made to further the company’s long-term strategic objectives and impact the company’s statement of operations under GAAP measures, these items affect multiple periods and management is not able to change or affect these items in any particular period. As such, management believes that supplementing GAAP disclosure with non-GAAP disclosure that excludes items that are not directly related to performance in any particular period provides management and investors with a more complete view of the company’s operational performance. Further, to the extent that other companies use similar methods in calculating non-GAAP measures, the provision of supplemental non-GAAP information can allow for a comparison of the company’s relative performance against other companies that also report non-GAAP operating results.

Non-GAAP earnings per share excludes the impact of the following items: stock-based compensation, amortization of acquisition-related intangibles, amortization of acquired leases, the net amortization of debt discount on the company’s convertible senior notes, and gains/losses on conversions of the company’s convertible senior notes, gains/losses on sales of land and building improvements, and termination of office leases, as well as income tax adjustments. These items are excluded because the decisions which gave rise to these items were not made to increase revenue in a particular period, but were made for the company’s long-term benefit over multiple periods.

The purpose of the non-GAAP tax rate is to quantify the excluded tax adjustments and the tax consequences associated with the above excluded items. The company reports a projected long-term tax rate to eliminate the effects of non-recurring and period-specific items, which can vary in size and frequency. This projected long-term non-GAAP tax rate could be subject to change in the future for a variety of reasons, such as, for example, significant changes in the company’s geographic earnings mix including acquisition activity or fundamental tax law changes in major jurisdictions where the company operates.

Specifically, management is excluding the following items from its non-GAAP earnings per share for Q2 and its non-GAAP estimates for Q3 and FY16:

•
Stock-Based Expenses: The company’s compensation strategy includes the use of stock-based compensation to attract and retain employees and executives. It is principally aimed at aligning their interests with those of our stockholders and at long-term employee retention, rather than to motivate or reward operational performance for any particular period. Thus, stock-based compensation expense varies for reasons that are generally unrelated to operational decisions and performance in any particular period.

•
Amortization of Purchased Intangibles and Acquired Leases: The company views amortization of acquisition- and building-related intangible assets, such as the amortization of the cost associated with an acquired company’s research and development efforts, trade names, customer lists and customer relationships, and acquired lease intangibles, as items arising from pre-acquisition activities determined at the time of an acquisition. While these intangible assets are continually evaluated for impairment, amortization of the cost of purchased intangibles is a static expense, one that is not typically affected by operations during any particular period.

•
Amortization of Debt Discount: Under GAAP, certain convertible debt instruments that may be settled in cash (or other assets) on conversion are required to be separately accounted for as liability (debt) and equity (conversion option) components of the instrument in a manner that reflects the issuer’s non-convertible debt borrowing rate. Accordingly, for GAAP purposes we are required to recognize imputed interest expense on the company’s $1.15 billion of convertible senior notes due 2018 that were issued in a private placement in March 2013. The imputed interest rate was approximately 2.5% for the convertible notes due 2018, while the actual coupon interest rate of the notes is 0.25%. The difference between the imputed interest expense and the coupon interest expense, net of the interest amount capitalized, is excluded from management’s assessment of the company’s operating performance because management believes that this non-cash expense is not indicative of ongoing operating performance.

•
Non-Cash Gains/Losses on Conversion of Debt: Upon settlement of the company’s convertible senior notes, we attribute the fair value of the consideration transferred to the liability and equity components of the convertible senior notes. The difference between the fair value of consideration attributed to the liability component and the carrying value of the liability as of settlement date is recorded as a non-cash gain or loss on the statement of operations.

•	Gain on Sales of Land and Building Improvements: The company views the non-operating gains associated with the sales of the land and building improvements at Mission Bay to be a discrete item.

•	Lease Termination Resulting From Purchase of Office Building: The company views the non-cash, one-time gain associated with the termination of its lease at 50 Fremont to be a discrete item.

•
Income Tax Effects and Adjustments: During fiscal 2015, the company began to compute and utilize a fixed long-term projected non-GAAP tax rate in order to provide better consistency across the interim reporting periods by eliminating the effects of non-recurring and period-specific items such as changes in the tax valuation allowance and tax effects of acquisitions-related costs, since each of these can vary in size and frequency. When projecting this long-term rate, the company evaluated a three-year financial projection that excludes the impact of the following non-cash items: stock-based expenses, amortization of purchased intangibles, amortization of acquired leases, amortization of debt discount, gains/losses on the sales of land and building improvements, gains/losses on conversions of debt, and termination of office leases. The projected rate also assumes no new acquisitions in the three-year period, and takes into account other factors including the company’s current tax structure, its existing tax positions in various jurisdictions and key legislation in major jurisdictions where the company operates. The non-GAAP tax rate is 36.5%. The company intends to re-evaluate this long-term rate on an annual basis or if any significant events that may materially affect this long-term rate occur. This long-term rate could be subject to change for a variety of reasons, such as significant changes in the geographic earnings mix including acquisition activity, or fundamental tax law changes in major jurisdictions where the company operates.